Exhibit 4.3


                                                 [Conformed Copy]







                      Seaboard Corporation



                  ____________________________

                     Note Purchase Agreement
                  ____________________________



                 Dated as of September 30, 2002










$32,500,000 5.80% Senior Notes, Series A, due September 30, 2009 $38,000,000 6.21% Senior Notes, Series B, due September 30, 2009
 $7,500,000 6.21% Senior Notes, Series C, due September 30, 2012 $31,000,000 6.92% Senior Notes, Series D, due September 30, 2012










                        Table of Contents

Section                     Heading                            Page


Section 1.      Purchase and Sale of Notes                      1
   Section 1.1. Issue of Notes                                  1
   Section 1.2. The Closing                                     1
   Section 1.3. Purchaser Representations                       2
   Section 1.4. Expenses                                        4

Section 2.      Warranties and Representations                  4
   Section 2.1. Nature of Business                              4
   Section 2.2. Financial Statements; Indebtedness;
                 Material Adverse Change                        4
   Section 2.3. Subsidiaries and Affiliates                     5
   Section 2.4. Title to Properties                             5
   Section 2.5. Taxes                                           5
   Section 2.6. Pending Litigation                              6
   Section 2.7. Full Disclosure                                 6
   Section 2.8. Corporate Organization and Authority            6
   Section 2.9. Charter Instruments, Other Agreements           7
   Section 2.10.Restrictions on Company and
                 Subsidiaries                                   7
   Section 2.11.Compliance with Law                             7
   Section 2.12.ERISA                                           8
   Section 2.13.Environmental Compliance                        8
   Section 2.14.Sale of Notes Is Legal and Authorized;
                 Obligations Are Enforceable                    9
   Section 2.15.Governmental Consent to Sale of Notes          10
   Section 2.16.No Defaults under Notes                        10
   Section 2.17.Private Offering of Notes                      10
   Section 2.18.Use of Proceeds of Notes.                      10

Section 3.      Closing Conditions                             11
   Section 3.1. Opinions of Counsel                            11
   Section 3.2. Warranties and Representations True.           11
   Section 3.3. Performance; No Default                        11
   Section 3.4. Officers' Certificates                         12
   Section 3.5. Legality                                       12
   Section 3.6. Private Placement Number                       12
   Section 3.7. Expenses                                       12
   Section 3.8. Other Purchasers                               12
   Section 3.9. Bresky Letter                                  12
   Section 3.10.Proceedings Satisfactory                       12

Section 4.      Principal Payments                             12
   Section 4.1. Required Prepayments                           12
   Section 4.2. Optional Prepayments.                          14
   Section 4.3. Prepayments Among Noteholders.                 14
   Section 4.4. Special Prepayments                            15
   Section 4.5. Notation of Notes on Prepayment                16
   Section 4.6. No Other Prepayments; Acquisition of
                 Notes                                         16
   Section 4.7. Letter Agreement Prepayments                   16

Section 5.      Registration; Exchange; Substitution of Notes  16
   Section 5.1. Registration of Notes                          16
   Section 5.2. Exchange of Notes                              16
   Section 5.3. Replacement of Notes                           17
   Section 5.4. Issuance Taxes                                 18

Section 6.      Covenants                                      18
   Section 6.1. Payment of Taxes and Claim                     18
   Section 6.2  Maintenance of Properties; Corporate
                 Existence; Etc.                               18
   Section 6.3. Payment of Notes and Maintenance of Office     19
   Section 6.4. Merger; Acquisition                            20
   Section 6.5. Liens                                          20
   Section 6.6. Consolidated Tangible Net Worth                23
   Section 6.7. Funded Debt                                    23
   Section 6.8. Transfer of Property                           23
   Section 6.9. Subsidiary Debt                                26
   Section 6.10.ERISA                                          27
   Section 6.11.Line of Business                               28
   Section 6.12.Transactions with Affiliates                   28
   Section 6.13.Guaranties                                     28
   Section 6.14.Private Offering                               29
   Section 6.15.Restricted Payments                            29
   Section 6.16.Interest Charge Coverage Ratio                 29
   Section 6.17.Limitation on Investments                      29

Section 7.      Information as to Company                      30
   Section 7.1. Financial and Business Information             30
   Section 7.2. Officers' Certificates                         33
   Section 7.3. Permitted Affiliate Transactions               33
   Section 7.4. Accountants' Certificates                      34
   Section 7.5. Inspection                                     34

Section 8.      Events of Default                              34
   Section 8.1. Nature of Events                               34
   Section 8.2. Default Remedies                               36
   Section 8.3. Annulment of Acceleration of Notes             37

Section 9.      Interpretation of This Agreement               38
   Section 9.1. Terms Defined                                  38
   Section 9.2. Generally Accepted Accounting Principles       53
   Section 9.3. Directly or Indirectly                         54
   Section 9.4. Section Headings and Table of Contents
                 and Construction                              54
   Section 9.5. Governing Law                                  54

Section 10.     Miscellaneous                                  54
   Section 10.1.Communications                                 54
   Section 10.2.Confidentiality                                55
   Section 10.3.Reproduction of Documents                      56
   Section 10.4.Survival                                       56
   Section 10.5.Successors and Assigns                         57
   Section 10.6.Amendment and Waiver                           57
   Section 10.7.Payments on Notes                              58
   Section 10.8.Entire Agreement                               59
   Section 10.9.Duplicate Originals, Execution in Counterpart  59



Annex 1      -  Information as to Purchasers
Annex 2      -  Payment Instructions at Closing
Annex 3      -  Information as to Company
Annex 4      -  Summary of Terms of Permitted Affiliate Transactions
Exhibit A1   -  Form of 5.80% Senior Note, Series A, due September 30,2009
Exhibit A2   -  Form of 6.21% Senior Note, Series B, due September 30,2009
Exhibit A3   -  Form of 6.21% Senior Note, Series C, due September 30,2012
Exhibit A4   -  Form of 6.92% Senior Note, Series D, due September 30,2012
Exhibit B1   -  Form of Company General Counsel's Closing Opinion
Exhibit B2   -  Form of Company Special Counsel's Closing Opinion
Exhibit B3   -  Form of Special Counsel's Closing Opinion
Exhibit C    -  Form of Bresky Letter


                      Seaboard Corporation

                     Note Purchase Agreement


$32,500,000 5.80% Senior Notes, Series A, due September 30, 2009 $38,000,000 6.21% Senior Notes, Series B, due September 30, 2009 $7,500,000 6.21% Senior Notes, Series C, due September 30, 2012 $31,000,000 6.92% Senior Notes, Series D, due September 30, 2012



                                   Dated as of September 30, 2002


To each of the  Purchasers
  Listed on Annex 1 hereto

Ladies and Gentlemen:

     Seaboard Corporation (together with its successors and assigns, the "Company"), a Delaware corporation, hereby agrees with you as follows:

Section 1. Purchase and Sale of Notes.

Section 1.1. Issue of Notes. The Company will authorize the issue and sale of (i) $32,500,000 5.80% Senior Notes, Series A, due September 30, 2009 (the "Series A Notes"), (ii) $38,000,000 6.21% Senior Notes, Series B, due September 30, 2009 (the "Series B Notes), (iii) $7,500,000 6.21% Senior Notes, Series C, due September 30, 2012 (the "Series C Notes"), and (iv) $31,000,000 6.92% Senior Notes, Series D, due September 30, 2012 (the "Series D Notes"). The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes are herein collectively referred to as the "Notes," such term to include any such notes issued in substitution therefor pursuant to Section 5 of this Agreement. The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes shall be substantially in the form set out in Exhibit A1, Exhibit A2, Exhibit A3 and Exhibit A4, respectively, with such changes therefrom, if any, as may be approved by you and the Company.

Section 1.2.  The Closing.

   (a) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 hereto at one hundred percent (100%) of the principal amount thereof.

    (b) The  Closing.   The  closing  (the  "Closing")  of  the
Company's sale of Notes will be held on October 8, 2002 (the "Closing Date") at 9:00 a.m., local time, at the office of Chapman and Cutler, your special counsel. At the Closing, the Company will deliver to you one or more Notes (as set forth below your name on Annex 1 hereto), in the denominations indicated on Annex 1 hereto, in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1 hereto, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2 hereto.

    (c) Other Purchasers. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Note Purchase Agreement identical (except for the name and signature of the purchaser) hereto (this Agreement and such other separate Note Purchase Agreements collectively, the "Note Purchase Agreements") with each other purchaser (each an "Other Purchaser") listed on Annex 1 hereto, providing for the sale to each Other Purchaser of Notes in the aggregate principal amount set forth below its name on such Annex. The sales of the Notes to you and to each Other Purchaser are to be separate sales.

Section 1.3.  Purchaser Representations.

    (a) Purchase for Investment. You represent that you are purchasing the Notes for your own account, for the account of another for which you have sole investment discretion, or for a trust account for which you are the trustee, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act; provided, that you have the right to dispose of the Notes, or any part thereof, if you deem it advisable to do so, either pursuant to a registration of the Notes under the Securities Act and other applicable securities acts or pursuant to an applicable exemption from the requirement of such registration. It is understood that, in making the representations set out in Section 2.14 hereof and Section 2.15 hereof, the Company is relying, to the extent applicable, upon your representation as aforesaid. You further represent that you have not relied upon any "margin stock" (as defined in
Section 2.18) as collateral for the Notes.

    (b) ERISA. You represent, with respect to the funds with which you are acquiring the Notes, and solely for the purpose of determining whether such purchase is a "prohibited transaction" (as provided for in Section 406 of ERISA or Section 4975 of the IRC) that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement you most recently filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed in writing to the Company, prior to the execution and delivery of this Agreement, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of
     Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c) prior to the execution and delivery of this Agreement; or

          (d)    the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which prior to the execution and delivery of this Agreement has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

          (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If you or any subsequent transferee of the Notes indicates that you or any such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall, to the extent true, either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the
IRC), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 1.3(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

Section 1.4. Expenses. Whether or not the Notes are sold, the Company shall pay, at the Closing (if the Notes are sold, and otherwise upon receipt of any statement or invoice therefor), the statement presented at the Closing by your special counsel for reasonable fees and disbursements incurred in connection herewith, each additional statement for reasonable fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the Closing in connection with the issuance of the Notes, and all expenses incurred in complying with each of the conditions to closing set forth in Section 3 hereof.

Section 2. Warranties and Representations.

     To induce you to enter into this Agreement and to purchase the Notes listed on Annex 1 hereto below your name, the Company warrants and represents, as of the Closing Date, as follows:

Section 2.1.  Nature  of  Business.   The  Private   Placement
Memorandum (together with all exhibits and annexes thereto, the "Placement Memorandum"), dated July 2002, and prepared by Banc of America Securities LLC (a copy of which previously has been delivered to you), correctly describes the general nature of the business and principal Properties of the Company and the Subsidiaries as of the Closing Date.

Section 2.2.  Financial  Statements;  Indebtedness;   Material
Adverse Change.

   (a) Financial Statements. The Company has provided you with the financial statements described in Part 2.2(a) of Annex 3 hereto. Except as otherwise noted in the Placement Memorandum or in Part 2.2(a) of Annex 3 hereto and subject to year-end audit and adjustment and the lack of footnotes for such financial statements which have not been audited, such financial statements
have   been  prepared  in  accordance  with  generally   accepted
accounting principles consistently applied, and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for such periods.

   (b) Indebtedness. Part 2.2(b) of Annex 3 hereto lists all Indebtedness of the Company and the Subsidiaries as of June 29, 2002, and provides the following information with respect to each item of such Indebtedness: the obligor, the holder thereof, the outstanding amount, the current portion, and the collateral securing such Indebtedness, if any. The Company has not incurred any additional Indebtedness from and after June 29, 2002 to and including the Closing Date.

   (c) Material Adverse Change. Since December 31, 2001 there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or any of the Subsidiaries except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

Section  2.3.  Subsidiaries and Affiliates.  Part 2.3 of Annex  3
hereto states

          (a) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and identifies each Material Subsidiary, and

          (b) the name of each Affiliate (other than natural persons who are Affiliates solely as a result of their membership in the families of officers or directors) and the nature of the affiliation.

Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

Section 2.4. Title to Properties. (a) Each of the Company and the Subsidiaries has good title to all of the Property reflected in the most recent balance sheet referred to in Section 2.2 hereof (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have good title as are immaterial to such financial statements and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted by Section 6.5 hereof.

          (b) Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

Section 2.5.  Taxes.

          (a) Returns Filed; Taxes Paid. (i) All tax returns required to be filed by the Company and each Subsidiary and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company, such Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments that could not,
in   the  aggregate  for  all  such  tax  returns  and  payments, reasonably be expected to have a Material Adverse Effect.

          (ii) All liabilities of each of the Company, the Subsidiaries and the other Persons referred to in Section 2.5(a)
(i) hereof with respect to federal income taxes have been finally determined except for the fiscal years 1994 through 2001, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

          (b) Book Provisions Adequate. (i) The amount of the liability for taxes reflected in each of the consolidated balance sheets referred to in Section 2.2 hereof is in each case an adequate provision for taxes as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

          (ii) The Company does not know of any proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 2.2 hereof.

Section 2.6. Pending Litigation. (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

Section 2.7. Full Disclosure. The financial statements referred to in Section 2.2 hereof do not, nor does this Agreement, the Placement Memorandum or any written statement furnished by or on behalf of the Company to you in connection with the negotiation or the closing of the sale of the Notes contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

Section 2.8. Corporate Organization and Authority. Each of the Company and the Material Subsidiaries

          (a) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization,

          (b) has all legal and corporate or other power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted,

          (c)    has   all  licenses,  certificates,   permits,
     franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect, and

          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation or other entity, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

Section 2.9. Charter Instruments, Other Agreements. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw.

     Neither the Company nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

Section 2.10. Restrictions on Company and Subsidiaries. Neither the Company nor any Subsidiary:

          (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

          (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Indebtedness, other than this Agreement and the agreements listed in Part 2.10 of Annex 3 hereto, none of which restricts the issuance and sale of the Notes or the performance of the Company hereunder or under the Notes, and true, correct and complete copies of each of which have been provided to you; and

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise)
     any   of  its  Property,  whether  now  owned  or  hereafter
     acquired,  to  be  subject  to  a  Lien  not  permitted   by
     Section 6.5 hereof.

Section 2.11. Compliance with Law. Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 2.12. ERISA.

          (a) Prohibited Transactions. Neither the execution of this Agreement nor the purchase of the Notes by you will constitute a "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC). The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations in Section 1.3(b) hereof as to the source of funds used by you.

          (b)    Pension Plans.

              (i) Compliance with ERISA. The Company and the ERISA Affiliates are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

             (ii) Funding Status. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

            (iii) PBGC. No liability to the PBGC has been or is expected to be incurred by the Company or any ERISA
          Affiliate with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

             (iv) Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

              (v)   Foreign  Pension Plan.  Except as  disclosed  on
          Part 2.12(b)(v) of Annex 3, the present value of all benefits vested under each Foreign Pension Plan, determined as of the most recent valuation date in respect thereof, does not exceed the value of the assets of such Foreign Pension Plan, and all required payments in respect of the funding of such Foreign Pension Plan have been made.

Section 2.13. Environmental Compliance.

          (a) Compliance. Each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is currently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse
Effect.

          (b) Liability. Neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Laws that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

          (c)    Notices.   Neither the Company nor any  Subsidiary  has
received any

              (i)   otice from any Governmental Authority by  which
           any of its currently or previously owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law,

             (ii) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased Properties, or

            (iii) any communication, written or oral, from any Governmental Authority concerning action or omission by the Company or such Subsidiary in connection with its currently or previously owned or leased Properties resulting in the release of any hazardous substance resulting in any violation of any Environmental Protection Law, in each case where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

Section  2.14. Sale of Notes Is Legal and Authorized; Obligations
Are Enforceable.

          (a) Sale of Notes is Legal and Authorized. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery hereof by the Company and compliance by the Company with all of the provisions hereof and of the Notes:

              (i)   is within the corporate powers of the Company; and

             (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

          (b) Obligations are Enforceable. Each of this Agreement and the Notes has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability hereof and of the Notes may be:

              (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

             (ii)   subject to the availability of equitable remedies.

Section 2.15. Governmental Consent to Sale of Notes. Neither the nature of the Company nor any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance  in  connection with the offer,  issuance,  sale  or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes. Subject to Part
2.15 of Annex III, neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940 as amended, the Public Utility Holding Company Act of 1935 as amended or the Federal Power Act as amended.

Section 2.16. No Defaults under Notes. No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the issuance and sale of the Note would constitute a Default or an Event of Default.

Section 2.17. Private Offering of Notes. Neither the Company nor Banc America Securities LLC (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, other than employees of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you, the Other Purchasers and 40 other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment.

Section 2.18. Use of Proceeds of Notes.

          (a) Use of Proceeds. The Company shall use the proceeds of the sale of the Notes as set forth on Part 2.18 of Annex 3 hereto.

          (b) Margin Securities. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the
Exchange   Act,  or  any  regulations  issued  pursuant  thereto,
including, without limitation, Regulation U, Regulation T and Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. Neither the Company nor any Subsidiary, with the proceeds of the sale of the Notes, intends to carry or purchase, or refinance borrowings that were used to carry or purchase, any "margin stock" (as defined by said Regulation U), including margin stock originally issued by the Company or any Subsidiary, which "margin stock," directly or indirectly (as defined by said Regulation U), secures the Notes.

          (c) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith or Executive Order No. 13,224, 66 Fed. Reg. 49,079 (September 24, 2001) (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten, or Support Terrorism).

Section 3. Closing Conditions.

     Your obligation to purchase and pay for the Notes to be delivered to you at the Closing is subject to the conditions precedent set forth in this Section 3. The failure of the Company to satisfy such conditions shall not operate to waive any of your rights against the Company.

Section 3.1. Opinions of Counsel. You shall have received opinions from

          (a) (i) David M. Becker, Esq., Vice President and General Counsel of the Company, substantially in the form set forth in Exhibit B1 hereto and covering such other matters incident to the transactions contemplated hereby as you may reasonably request (and the Company hereby instructs its General Counsel to deliver such opinion to you), and
     (ii)   Ober,   Kaler,  Grimes  &  Shriver,  a   Professional
     Corporation, special New York counsel to the Company, substantially in the form set forth in Exhibit B2 hereto and covering such other matters incident to the transactions contemplated hereby as you may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

          (b) Chapman and Cutler, your special counsel, substantially in the form set forth in Exhibit B3 hereto and covering such other matters as you may reasonably request, each dated as of the Closing Date.

Section   3.2.    Warranties  and  Representations   True.    The
warranties and representations contained in Section 2 hereof shall be true on the Closing Date with the same effect as though made on and as of that date.

Section 3.3. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 2.18), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Placement Memorandum that would have been prohibited by Section 6 hereof had such Section applied since such date.

Section 3.4.  Officers' Certificates.  You shall have received

          (a) Officer's Certificate of the Company. The Company shall have delivered to you a certificate signed by a Senior Officer dated the date of the Closing, certifying that the conditions specified in Sections 3.2 and 3.3 have been fulfilled.

          (b) Secretary's Certificate of the Company. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 3.5. Legality. The Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

Section 3.6. Private Placement Number. The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's Corporation and you shall have been informed of such private placement number.

Section 3.7. Expenses. All fees and disbursements required to be paid pursuant to Section 1.4 hereof shall have been paid in full.

Section 3.8. Other Purchasers. None of the Other Purchasers shall have failed to execute and deliver a Note Purchase
Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

Section  3.9.   Bresky Letter.  H. Harry Bresky,  Seaboard  Flour
Corporation and the Company shall have executed and delivered to each of you a letter in substantially the form attached hereto as Exhibit C.

Section 3.10. Proceedings Satisfactory. All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

Section 4. Principal Payments.

Section 4.1.  Required Prepayments.

          (a) On September 30, 2005 and on each September 30 thereafter to and including September 30, 2008, the Company will prepay $6,500,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that any partial prepayment of the Series A Notes pursuant to
Section 4.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on September 30, 2009, and then to the remaining scheduled principal payments in inverse chronological order. The entire unpaid principal amount of the Series A Notes shall become due and payable on September 30, 2009.

     Upon any partial prepayment of the Series A Notes pursuant to Section 4.4 or 4.7 or any purchase of less than all of the Series A Notes permitted by Section 4.6, the principal amount of each required prepayment of the Series A Notes becoming due under paragraph (a) of this Section 4.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

          (b) No prepayment of the principal of the Series B Notes is required prior to its maturity. The entire principal of the Series B Notes remaining outstanding on September 30, 2009, together with interest accrued thereon shall become due and payable on September 30, 2009.

          (c) On September 30, 2006 and on each September 30 thereafter to and including September 30, 2011, the Company will prepay $1,071,428 principal amount (or such lesser principal amount as shall then be outstanding) of the Series C Notes at par and without payment of the Make-Whole Amount or any premium, provided that any partial prepayment of the Series C Notes pursuant to
Section 4.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on September 30, 2012, and then to the remaining scheduled principal payments in inverse chronological order. The entire unpaid principal amount of the Series C Notes shall become due and payable on September 30, 2012.

      Upon any partial prepayment of the Series C Notes pursuant to Section 4.4 or 4.7 or any purchase of less than all of the Series C Notes permitted by Section 4.6, the principal amount of each required prepayment of the Series C Notes becoming due under paragraph (c) of this Section 4.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment or purchase.

          (d) No prepayment of the principal of the Series D Notes is required prior to its maturity. The entire principal of the Series D Notes remaining outstanding on September 30, 2012, together with interest accrued thereon shall become due and payable on September 30, 2012.

Section 4.2.  Optional Prepayments.

          (a) Optional Prepayments. The Company may prepay the principal amount of the Notes in whole or in part, at any time, in multiples of Ten Million Dollars ($10,000,000) (or, if the aggregate outstanding principal amount of the Notes is less than Ten Million Dollars ($10,000,000) at such time, then such principal amount), together with

              (i) an amount equal to the Make-Whole Amount due at such time in respect of the principal amount of the Notes being so prepaid, and

             (ii) interest on such principal amount then being prepaid accrued to the prepayment date.

          (b) Notice of Optional Prepayment. The Company will give notice of any optional prepayment of the Notes to each holder of Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

              (i)   such prepayment date;

             (ii) the Section hereof under which the prepayment is to be made;

            (iii) the principal amount of each Note to be prepaid on such date;

             (iv) the interest to be paid on each such Note, accrued to the date fixed for payment; and

              (v) the calculation (with details) of an estimated Make-Whole Amount, if any, (calculated as if the date of such notice was the date of prepayment) due in connection with such prepayment.

Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with the Make-Whole Amount as of the specified prepayment date with respect thereto, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 4.3. Prepayments Among Noteholders. If at the time any prepayment of the principal of the Notes made pursuant to Section
4.2 hereof is due there is more than one Note outstanding, the aggregate principal amount of each optional partial prepayment of the Notes shall be allocated among the holders of the Notes of all series at the time outstanding in proportion to the respective unpaid principal amounts of the Notes then outstanding.

Section 4.4.  Special Prepayments.

     Prepayments of the Notes. The Company may, in connection with any Transfer permitted to occur pursuant to Section 6.8 hereof, make one offer to prepay the Notes in connection with each such Transfer, provided that each of the following conditions shall be satisfied in respect thereof:

          (a) The aggregate amount of the offer (the "Offered Prepayment Amount") shall be greater than or equal to the Net Transfer Proceeds of such Transfer not previously used or intended to be used by the Company in connection with a Reinvested Transfer pursuant to Section 6.8(e) with respect to such Transfer or otherwise allocated to Section 6.8(b) by the Company.

          (b) The Company shall irrevocably offer such Offered Prepayment Amount in a writing delivered to each holder of Notes not more than three hundred sixty-five (365) days after the date of the substantial completion of such Transfer (the "Transfer Date") for the prepayment of the Notes (together with any Make-Whole Amount and interest accrued and unpaid thereon). Such written offer will refer to this Section 4.4, will briefly describe such Transfer, will specify the date fixed for the making of such prepayment (which shall not be less than thirty (30) days after, nor more than sixty (60) days after, the last day on which such prepayment is offered), and the amount of such Offered Prepayment Amount, in the aggregate and in respect of each holder of Notes, and will provide detailed calculation supporting the foregoing. The Company shall deliver such written notice a second time ten days after the original sending of such notice to each holder of a Note which has not accepted or rejected such Offered Prepayment within ten (10) days of the original sending of such notice, and confirm receipt by telephone call to the recipient. Each holder of a Note which does not reject such offer in writing within thirty (30) days of the original sending of such notice shall be deemed to have accepted such offer.

          (c) The Company shall pay to each holder of a Note which shall have accepted such offer such holder's ratable share of the Offered Prepayment Amount (such ratable amount being determined on the basis of the aggregate principal amount of all Notes outstanding the holders of which shall have accepted such offer); to the extent that any portion of the Offered Prepayment Amount shall not be so used, it shall be entitled to be retained and used by the Company for whatever purposes it may elect and such ratable share shall be applied to the principal of each such Note. The Company shall, in addition, pay all interest on each such Note accrued to the date of payment, and the Make-Whole Amount, if any, due in respect of such payment.

          (d) The payment of such Offered Prepayment Amount to the holders of Notes which shall have accepted such offer shall be made on the date specified in the notice required by Section 4.4(b) hereof (or if such day shall not be a Business Day, on the Business Day most nearly preceding such date).  The  Company  will comply with the  requirements  of
     Section 4.2(b) hereof with respect to such prepayment.

Section 4.5. Notation of Notes on Prepayment. Upon any partial prepayment of a Note, the holder of such Note may (but shall not be required to), at its option,

          (a)    surrender such Note to the Company  pursuant  to
     Section 5.2 hereof in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

          (b) make such Note available to the Company for notation thereon of the portion of the principal so prepaid, or

          (c) mark such Note with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

Section 4.6. No Other Prepayments; Acquisition of Notes. Except for prepayments made in accordance with this Section 4, the Company may not make any prepayment of principal in respect of the Notes. The Company will not, nor will it permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate shall have offered to acquire Notes, pro rata, from all holders of the Notes upon the same terms. In case the Company acquires any Notes, such Notes will thereafter be cancelled and no Notes will be issued in substitution therefor.

Section 4.7. Letter Agreement Prepayments. The Company will from time to time make such offer or offers to prepay the Notes (and will prepay such Notes to the extent that the holder or holders thereof accept such offer or offers), in each case as provided for in that certain Letter Agreement dated the Closing Date among the Company, the Purchasers, Harry Bresky and the Parent Corporation.

Section 5. Registration; Exchange; Substitution of Notes.

Section 5.1. Registration of Notes. The Company will keep at its office, maintained pursuant to Section 6.3 hereof, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for ail purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

Section 5.2.  Exchange of Notes.

          (a) Exchange of Notes. Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.3 hereof duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if
no  interest  shall  have  been paid thereon.   The  Company  may
require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than Two Hundred Thousand Dollars ($200,000) provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 1.3.

          (b) Costs. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

          (c) Actions of Noteholder. Each holder of Notes agrees that in the event it shall sell or transfer any Note without surrendering such Note to the Company as set forth in Section
5.2(a) hereof, it shall

              (i) prior to the delivery of such Note make a notation thereon of all principal, if any, prepaid on such Note and shall also indicate thereon the date to which interest shall have been paid on such Note, and

             (ii) promptly notify the Company of the name and address of the transferee of any such Note so transferred and the effective date of such transfer.

          (d) Compliance with Securities Laws. Each holder of Notes agrees that each sale or transfer of Notes made by it shall be made in compliance with all applicable securities laws.

Section 5.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership (or of ownership by such institutional investor's nominee) and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an institutional investor or a nominee of an institutional investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

     the Company at its own expense will execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 5.4. Issuance Taxes. The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

Section 6. Covenants.

     The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

Section 6.1. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay before they become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property, provided, that items of the foregoing description need not be paid so long as

              (i) such items are being actively contested in good faith and by appropriate proceedings,

             (ii) adequate book reserves have been established and maintained with respect thereto, and

            (iii) such items, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section  6.2    Maintenance of Properties;  Corporate  Existence;
Etc.   The  Company will, and will cause each Material Subsidiary to:

          (a) Property - maintain its Property in a condition sufficient to permit its ordinary operation, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) Insurance - maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts (including self-insurance, if adequate reserves are maintained with respect thereto) as is
     customary   in  the  case  of  corporations  of  established
     reputations engaged in the same or a similar business and similarly situated;

          (c) Financial Records - keep accurate and complete books of records and accounts that permit the provision of accurate and complete financial statements in accordance with GAAP;

          (d) Corporate Existence and Rights - do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

          (e) Compliance with Law - not be in violation of any law, ordinance or governmental rule or regulation to which
     it   is   subject   (including,  without   limitation,   any
     Environmental  Protection Law) and not fail  to  obtain  any
     license,    certificate,   permit,   franchise   or    other
     governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect or, in the aggregate, a material adverse effect on the ability of the Company or any Material Subsidiary to conduct in the future the business it conducts at the time of such violation or failure to obtain.

Section 6.3. Payment of Notes and Maintenance of Office. The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company set forth in Section 10.1 hereof where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

Section 6.4.  Merger; Acquisition.

          (a) Merger and Consolidation. The Company will not merge into or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to consolidate with or merge into it; provided that the foregoing restriction does not apply to the merger or consolidation of the Company with, or the sale, lease, transfer or other disposition by the Company of all or substantially all of its Property to, another corporation, if:

              (i) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the "Successor Corporation") is organized under the laws of the United States of America or any jurisdiction thereof;

             (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed by the Successor Corporation pursuant to such agreements and instruments with respect to such assumption as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms and the terms hereof;

            (iii) the Notes rank at least pari passu with all other Indebtedness of the Successor Corporation (provided that this Section 6.4(a)(iii) shall not prohibit the existence of Indebtedness secured by Liens that do not violate Section
          6.5 hereof); and

             (iv) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist under any provision hereof.

          (b) Acquisition of Stock. The Company will not acquire any stock of any corporation or equity interest in any other Person if upon completion of such acquisition such Person would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business
operations  of,  any  Person   unless, immediately after the consummation
of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof.

Section 6.5.  Liens.

          (a) Negative Pledge. The Company will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

              (i) Taxes, Etc. - Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not required by Section 6.1 hereof;

             (ii) Court Proceeding - Liens arising from judicial attachments and judgments, securing appeal bonds or supersedeas bonds, or arising in connection with pending court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that, in the case of any such Liens arising from any judicial attachment and judgment, such judgment is discharged within 30 days after the entry of the same or the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and provided further that the aggregate amount so secured (minus the amount of insurance that is available to pay such amounts and over which no dispute regarding coverage has occurred or is threatened) will not at any time exceed six percent (6%) of Consolidated Shareholders' Equity;

            (iii) Ordinary Course Business Liens - Liens incurred or deposits made in the ordinary course of business

                    (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, and

                    (B)    to  secure the performance  of  letters  of
            credit,   bids,   tenders,  sales  contracts,   leases,
            statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.5(a)(ii) hereof) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

             (iv) Real Property Liens - Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries;

              (v)   Closing Date Liens -

                    (A) Liens in existence on the Closing Date and described on Part 6.5 of Annex 3 hereto, and

                    (B) Liens securing renewals, extensions (as to time) and refinancings of Indebtedness secured by the Liens described on Part 6.5 Annex 3 hereto, provided that the amount of Indebtedness secured by each such Lien is not increased in excess of the amount of Indebtedness outstanding on the date of such renewal, extension or refinancing, and none of such Liens is extended to include any additional Property of the Company or any Subsidiary;

             (vi) Intergroup Liens - Liens on Property of a Subsidiary, provided that such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary;

            (vii) Purchase Money Lien - Purchase Money Liens, provided that, after giving effect thereto and to any concurrent transactions, no Default or Event of Default would exist under any provision hereof;

           (viii) Refinanced Purchase Money Liens - Liens renewing, extending or replacing Liens permitted by clause (vii) above, provided that all of the following conditions are satisfied:

              (i) no such new Lien shall extend to any property of the Company or any Subsidiary other than property already encumbered by the existing Lien being so renewed, extended or replaced,

              (ii) the principal amount of the underlying obligation secured by such existing Lien outstanding at the time of such renewal, extension or replacement shall not be increased in connection with such renewal, extension or replacement, and

             (iii) immediately after such renewal, extension or refunding no Default or Event of Default shall exist; and

             (ix) Basket Lien - Liens ("Basket Liens") not otherwise permitted by clause (i) through clause (viii), inclusive, of this Section 6.5(a) provided that the Company will not at any time permit the sum, without duplication, of

                    (A) the aggregate amount of Indebtedness ("Basket Secured Debt") secured by Basket Liens, plus

                    (B)    Combined  Subsidiary  Funded  Debt  minus   the
             aggregate amount of Closing Date Subsidiary Debt,

          determined in each case at such time, to exceed twenty percent (20%) of Consolidated Tangible Net Worth determined as of the end of the then most recently ended fiscal quarter of the Company.

Nothing  in  this Section 6.5 shall be construed  to  permit  the
incurrence  or  existence  of  any  Indebtedness  not   otherwise
permitted by this Agreement.

          (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this
Section 6.5, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required
Holders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of this
Section 6.5 will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
Section 6.5(b).

          (c) Financing Statements. The Company will not, and will not permit any Subsidiary to,sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the provisions of Section 6.5(a) or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

Section 6.6. Consolidated Tangible Net Worth. The Company will not, at any time, permit Consolidated Tangible Net Worth to be less than the sum of (i) Three Hundred Fifty Million Dollars ($350,000,000) plus (ii) an aggregate amount equal to 25% of the Consolidated Net Income (but, in each case, only if a positive number) on a cumulative basis for each completed fiscal year beginning with the fiscal year ending December 31, 2002.

Section 6.7. Funded Debt. The Company will not at any time permit Consolidated Funded Debt to be greater than ninety percent
(90%) of Consolidated Shareholders' Equity, determined in each case at such time.

Section 6.8. Transfer of Property. The Company will not, and will not permit any Subsidiary, to sell, lease as lessor, transfer or otherwise dispose of Property (including, without limitation, Subsidiary Stock but excluding, in any case, any capital stock of the Company) (each such transaction a "Transfer") provided that the foregoing restriction does not apply to a Transfer of Property if:

          (a) Ordinary Course Transfers - such Property constitutes inventory held for sale, or obsolete equipment, fixtures and supplies, and in each case is Transferred in
the   ordinary  course  of  business  (an  "Ordinary  Course
Transfer");

          (b) Basket Transfers - such Property is Transferred (the date of the Transfer of such Property referred to as the "Property Disposition Date") to a Person other than an Affiliate, such Transfer is not an Ordinary Course Transfer, an Intergroup Transfer, a Merger Transfer, a Reinvested Transfer, a Prepayment Transfer or a Noteholder Approved
Transfer  (such  transfers  collectively  referred   to   as
"Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto,

             (i)    the sum of

                    (A)    the Disposition Value of such Property,
             plus

                    (B)    the  Disposition Value  of  all  other
             Property  Transferred  by  the  Company  and   the
             Subsidiaries  during the three hundred  sixty-five
             (365) day period ending on and including such Property Disposition Date (excluding therefrom Excluded Transfers occurring during such period),

          does  not  exceed twenty percent (20%) of  Consolidated
          Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company,

             (ii)   the sum of

                    (A)    the Disposition Value of such Property,
             plus

                    (B)    the  Disposition Value  of  all  other
             Property  Transferred  by  the  Company  and   the
             Subsidiaries  during the period beginning  on  the
             Closing   Date   and  ending  on   such   Property
             Disposition Date, inclusive, (excluding therefrom Excluded Transfers occurring during such period),

          does  not  exceed thirty percent (30%) of  Consolidated
          Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company,

            (iii) in the good faith opinion of the board of directors of the Company, the Transfer is for Fair
          Market Value and is in the best interests of the Company, and

             (iv) immediately before and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof;

          (c)    Intergroup Transfers - such Transfer is  from  a
 Subsidiary  to the Company or a Wholly-Owned Subsidiary  (an
 "Intergroup Transfer");

          (d) Merger-Related Transfers - such Transfer meets the requirements of 6.4 hereof (a "Merger Transfer");

          (e) Reinvested Transfers - such Transfer shall satisfy each of the following conditions (upon the satisfaction of all of the conditions set forth in this Section 6.8(e) such Transfer shall be a "Reinvested Transfer" and such Transfer shall be deemed to have occurred on the date of the satisfaction of all of such conditions),

              (i)   the Company will deliver a written notice to
          each   holder  of  Notes  contemporaneously  with   the
          consummation of the Transfer in which the Company will

                    (A)    identify such Property,

                    (B)    state  the  nature and  terms  of  the
               transaction and the nature and use of the proceeds of the transaction, and

                    (C)    state  that, within three hundred  and
               sixty-five (365) days following the consummation of such Transfer, the entire proceeds of such Transfer (or such portion thereof which have not been used during said period pursuant to subclause
               (f) below or otherwise allocated by the Company to
               Section 6.8(b) above), net of reasonable and ordinary transaction costs and expenses incurred in connection with such Transfer and any Indebtedness required by its terms to be repaid in connection with such Transfer, shall be applied to the acquisition by the Company or any Subsidiary of operating assets or equity securities of a Person which will become a Subsidiary and which owns operating assets and which operating assets will be used in the ordinary course of business of the Company and the Subsidiaries, and

             (ii) the proceeds of such Transfer shall have been applied as described in such written notice;

          (f) Prepayment Transfer - an amount up to the Net Transfer Proceeds of such Transfer shall have been offered to prepay the Notes pursuant to, and to the extent provided for, in Section 4.4 hereof, the Company shall have complied with all of the requirements of Section 4.4 hereof with respect thereto, and the amount of the Notes required to be prepaid pursuant to Section 4.4 hereof as a result of such offer shall have been paid in accordance therewith (upon the satisfaction of the all of the conditions set forth in this
Section   6.8(f)  such  Transfer  shall  be  a   "Prepayment
Transfer" and such Transfer shall be deemed to have occurred on the date of the satisfaction of all of such conditions); or

          (g) Noteholder Approved Transfers - such Transfer shall satisfy each of the following conditions (upon the satisfaction of the all of the conditions set forth in this
Section 6.8(g) such Transfer shall be a "Noteholder Approved Transfer" and such Transfer shall be deemed to have occurred on the date of the satisfaction of all of such conditions),

              (i) the Company will deliver a written instrument to each holder of Notes not more than sixty (60) days or less than thirty (30) days prior to the consummation of such Transfer in which the Company will

                    (A)    identify such Property, and

                    (B) state the nature and terms of the transaction (including, without limitation, a description of the consideration payable by the purchaser) and the nature and use of the proceeds of the transaction,

             (ii) provide pro forma financial statements covering at least the then succeeding two (2) fiscal years giving effect to such Transfer, the use of the proceeds thereof and any contemporaneous transactions,

            (iii) immediately before and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof other than under Section 6.8(b) hereof,

             (iv) in the good faith opinion of the board of directors of the Company, the Transfer is for Fair
          Market Value and is in the best interests of the Company,

              (v) the Transfer will not be likely, in the reasonable judgment of the Required Holders, to have a Material Adverse Effect at the time of the consummation thereof or at any time thereafter, and

             (vi) the Required Holders shall have consented in writing to such Transfer (including, without limitation, the consideration therefor), prior to the consummation thereof, which consent shall not be unreasonably withheld or delayed.

Section 6.9.  Subsidiary Debt.

          (a)    Subsidiary Debt. The Company  will not permit any
Subsidiary   to  create,  assume,  incur,  or  otherwise   become
obligated with respect to any Funded Debt, except:

              (i) Funded Debt outstanding on the Closing Date and described on Part 6.9 of Annex 3 hereto (the "Closing Date Subsidiary Debt"); and

             (ii)   Funded  Debt  (including,  without  limitation,
          extensions,   renewals  and  refundings  of   Closing   Date
          Subsidiary Debt), if immediately after giving effect to such transaction, the sum (without duplication) of

                    (A) the aggregate amount of Basket Secured Debt, plus

                    (B) Combined Subsidiary Funded Debt minus the aggregate amount of Closing Date Subsidiary Debt,

          determined at such time does not exceed twenty percent (20%) of Consolidated Tangible Net Worth determined as of the end of the then most recently ended fiscal quarter of the Company.

          (b) New Subsidiaries. Each Person which becomes a Subsidiary after the Closing Date will be deemed to have incurred all Indebtedness of such Person on the date such Person becomes a Subsidiary.

          (c) Disposition of Subsidiary Indebtedness. Each Subsidiary any of whose outstanding Indebtedness is at any time sold, transferred or otherwise disposed of by the Company or another
Subsidiary shall be deemed to have incurred such Indebtedness, and all Liens securing such Indebtedness (if any), at the time of such sale, transfer or other disposition.

Section 6.10. ERISA.

          (a) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of
ERISA.   The Company will, and will cause each Subsidiary to,  at
all times with respect to each Foreign Pension Plan, maintained by any of them, comply with all laws of any Governmental Authority with jurisdiction over such Foreign Pension Plans.

          (b) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

              (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

             (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

            (iii) terminate any Pension Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

             (iv)   fail to make any payment required by section  515
          of ERISA; or

              (v)   incur any withdrawal liability under Title IV  of
          ERISA  with  respect  to  any  Multiemployer  Plan  or   any
          liability   resulting   from   the   termination   of    any
           Multiemployer Plan;

if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time exceed, in the aggregate, more than three percent (3%) of Consolidated Shareholders' Equity at such time.

Section 6.11. Line of Business.

     The Company will at all times cause,

          (a) the amount of revenues of the Company and the Subsidiaries derived from Permitted Lines of Business to be at least sixty-six and two-thirds percent (66 2/3%) of the amount of all revenues of the Company and the Subsidiaries, determined in each case for the then most recently ended period of twelve (12) fiscal months on a consolidated basis, or

          (b) the net book value of assets of the Company and the Subsidiaries used in Permitted Lines of Business to be at least sixty-six and two-thirds percent (66 2/3%) of the amount of the net book value of all assets of the Company and the Subsidiaries, in each case determined as of the end of then most recently ended calendar month on a consolidated basis.

Section 6.12. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; provided that the Permitted Affiliate Transactions shall not be required to comply with the provisions of this
Section 6.12, and provided, further, that the price per share of the Company's common stock that will be utilized for determining the number of shares of common stock of the Company which will be issued by the Company to the Parent Corporation pursuant to, and at the closing of, the Permitted Affiliate Transactions will be at a price per share equal to eighty-eight percent (88%) of the average of the closing price per share of the Company's common stock on the American Stock Exchange for the ten trading days immediately preceding the determination of such price by the Board of Directors of the Company on October 2, 2002 and the maximum aggregate number of shares of common stock of the Company which will be issued to the Parent Corporation pursuant to, and at the closing of, the Permitted Affiliate Transactions will be no greater than the number of shares of common stock of the Company transferred to the Company by the Parent Corporation as a part of said transaction.

Section 6.13. Guaranties. Neither the Company nor any Subsidiary will become liable for, or permit any of its Property to become subject to, any Guaranty, unless:

          (a) the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation, or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder; and

          (b) after giving effect thereto and to any concurrent transactions, no Default or Event of Default exists or would exist under any provision hereof.

Section 6.14. Private Offering. The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

Section 6.15. Restricted Payments. (a) The Company will not at any time, declare or make, or incur any liability to declare or make, any Restricted Payments unless immediately after giving effect to such action: (i) the aggregate amount of Restricted Payments of the Company declared or made during the period commencing on January 1, 2002 and ending on the date such
Restricted Payment is declared or made, inclusive, would not exceed the sum of (A) $10,000,000, plus (B) 50% of Consolidated Adjusted Net Income for such period (or minus 100% of Consolidated Adjusted Net Income for such period if Consolidated Adjusted Net Income for such period is a loss), plus (C) the aggregate amount of Net Proceeds of Capital Stock for such period; and (ii) no Default or Event of Default would exist.

          (b) The Company will not authorize a Restricted Payment that is not payable within 60 days of the authorization of such Restricted Payment.

Section 6.16. Interest Charge Coverage Ratio. The Company will not permit the Interest Charge Coverage Ratio, as of the end of each fiscal quarter, to be less than 2.00 to 1.00; provided, however, that the Company shall be permitted on two occasions under the provisions of this Section 6.16 to fail to meet such Interest Charge Coverage Ratio (and no Default or Event of Default shall exist on account thereof) so long as the Company shall have been in compliance with the provisions of this Section
6.16 at the end of the immediately preceding fiscal quarter.

Section 6.17. Limitation on Investments. Except for the Permitted Affiliate Transactions (including, without limitation, the Investment by the Company in the "earnout agreement" referred to in Annex 4 hereto), the Company will not, and will not permit any Subsidiary to, make or hold any Investment in any Person which is a member of the Bresky Group (excluding from the definition of "Bresky Group" for purposes of this sentence the Company and its Subsidiaries), provided that, the foregoing notwithstanding, the Company or any Subsidiary, as the case may be, may advance travel expenses and other business-related expenses incurred or to be incurred, in each case, in the ordinary course of business to any individual which is a member of the Bresky Group and an officer, director or employee of the Company or any Subsidiary if the aggregate outstanding amount of all such advances to all such individuals shall not at any time exceed $50,000. The Company will not Transfer, and will not permit any Subsidiary to issue, any Subsidiary Stock to any member of the Bresky Group (excluding from the definition of "Bresky Group" for purposes of this sentence the Company and its Subsidiaries).

Section 7. Information as to Company.

Section  7.1.  Financial and Business Information.   The  Company
shall deliver to each holder of Notes:

          (a) Quarterly Statements - as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within sixty (60) days thereafter, duplicate copies of,

              (i) consolidated balance sheet of the Company and its consolidated subsidiaries, as at the end of such quarter, and

             (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case, in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by
Section 7.2 hereof; provided, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 7.1(a);

          (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within one-hundred (100) days thereafter, duplicate copies of,

              (i) a consolidated and consolidating balance sheet of the Company and its consolidated subsidiaries as at the end of such year, and

             (ii) a consolidated and consolidating statement of income of the Company and its consolidated subsidiaries for such year and consolidated statements of changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for such year,

setting   forth  in  the  case  of  each  consolidated  financial
statement, in comparative form, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

              (A)   (i)  in  the  case of the consolidated  financial
          statements   of   the  Company  and  its   consolidated
          subsidiaries,   an  opinion  thereon   of   independent
          certified public accountants of recognized national standing, which opinion shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Company
          or   a  subsidiary  thereof  to  continue  as  a  going
          concern), state that such financial statements  present
          fairly,   in  all  material  respects,  the   financial
          position of the companies being reported upon and their results of operations and cash flows and have been
          prepared   in  conformity  with  GAAP,  and  that   the
          examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                   (ii) in the case of such consolidating statements, a statement from such independent certified public accountants that such statements were prepared using the same work papers as were used in the preparation of such consolidated statements of the Company and its consolidated subsidiaries,

              (B) a certification by a Senior Financial Officer that such consolidated, and consolidating statements are complete and correct, and

              (C)  the certificates required by Section 7.2 hereof,

provided, that the delivery of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such Annual Report contains or is accompanied by the opinions and other information otherwise specified in this
Section 7.1(b);

          (c) SEC and Other Reports - promptly upon their becoming available one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each regular or periodic report
and   any   registration   statement,   prospectus   or   written
communication, and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

          (d) Notice of Default or Event of Default - immediately, and in any event within three (3) days, upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) Notice of Claimed Default - immediately, and in any event within three (3) days, upon becoming aware that the holder of any Note, or of any Indebtedness or other Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default or default or event of default and what action the Company is taking or proposes to take with respect thereto;

          (f) ERISA - (i) immediately upon becoming aware of the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

            (ii) prompt written notice of and, where applicable, a description of

               (A) any notice from the PBGG in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

               (B) any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

               (C) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA,

               (D)   any Multiemployer Plan becoming "insolvent"
          (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, and

               (E)   the  whole  or  partial withdrawal  of  the
          Company  or  any ERISA Affiliate from any Multiemployer
          Plan   and   the  withdrawal  liability   incurred   in
          connection therewith,

provided that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events is at such time less than two percent (2%) of Consolidated Shareholders' Equity determined at such time; and

          (g) Requested Information - with reasonable promptness, such other data and information as from time to time may be requested by any holder of Notes, including, without limitation,

              (i) a copy of each report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

             (ii) copies of any statement, report or certificate furnished to any holder of Indebtedness of the Company or any Subsidiary; and

            (iii) information requested to comply with 17 C.F.R. 230.144A, as amended, from time to time.

Section  7.2.   Officers' Certificates.  Each  set  of  financial
statements  delivered  to  each  holder  of  Notes  pursuant   to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

          (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.5 through Section 6.9 and Section 6.15 through Section 6.17 hereof, inclusive, during the period covered by the financial statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence and a
summary   of  payments,  if  any,  received  under  the  "earnout
agreement" referred to in Annex 4 hereto pursuant to the Permitted Affiliate Transactions and the number of shares of common stock of the Company issued to the Parent Corporation pursuant to such agreement and the valuation assigned to such shares); and

          (b) Event of Default - a statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Permitted Affiliate Transactions. Promptly, but in no event more than 15 days after the consummation of the repurchase of the Company's common stock from the Parent Corporation and the issuance of new common stock of the Company to the Parent Corporation in the Permitted Affiliate Transactions, the Company shall deliver to the holders of the Notes a certificate which shall (i) set forth the valuation assigned to the shares of the Company's common stock in connection with the repurchase, (ii) the number of shares held by the Parent Corporation immediately preceding and immediately following the transaction, and (iii) state that the terms of the transaction comply with the requirements set forth in
Section 6.12 and conform in all material respects to the description of the Permitted Affiliate Transactions. In addition, promptly, but in no event more than 15 days after the consummation of the repurchase of the Company's common stock from the Parent Corporation and the issuance of new common stock of the Company to the Parent Corporation in the Permitted Affiliate Transactions, the Company shall deliver to the holders of the Notes, a copy of the fairness opinion prepared by the financial advisor to the special committee of the Board of Directors.

Section 7.4. Accountants' Certificates. Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

Section 7.5. Inspection. The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the subsidiaries) all at such reasonable times and as often as may be reasonably requested.

Section 8. Events of Default.

Section 8.1. Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

          (a)    Principal  or Make-Whole Amount Payments  -  the
Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

          (b) Interest Payments - the Company shall fail to make any payment of interest on any Note on or before five (5)
days after the date such payment is due;

          (c) Particular Covenant Defaults - the Company shall fail to perform or observe any covenant contained in
Section  6.6  through Section 6.9 inclusive,  Section  6.12,
Section  6.13, Section 6.15 through Section 6.17, inclusive,
Section 7.1(d) or Section 7.1(e) hereof;

          (d) Liens - the Company shall fail to perform or observe any covenant contained in Section 6.5 hereof and such failure continues for more than five days after such failure shall first become known to any Senior Officer of the Company;

          (e) Other Defaults - the Company shall fail to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer of the Company;

          (f) Warranties or Representations - any warranty, representation or other statement by or on behalf of the Company contained herein or in any instrument furnished in compliance with or in reference hereto shall have been false or misleading in any material respect when made;

          (g)    Default  on  Indebtedness  or  Other  Security.
(i) The Company or any Subsidiary shall fail to make any payment on any Indebtedness when due (including in the determination of when a payment is due any applicable grace periods); or (ii) any one or more of the holders (or a trustee therefor) of any Indebtedness or Security of the Company or any Subsidiary, or a portion thereof,

                 (A) causes such Indebtedness or Security to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                 (B) exercises any right to require the Company or any Subsidiary to repurchase such Indebtedness or Security from such holder;

provided that no Event of Default shall exist at any time when the aggregate amount of all obligations in respect of such Indebtedness and Securities is less than Five Million
Dollars ($5,000,000);

          (h)    Involuntary  Bankruptcy  Proceedings.   (i)   A
receiver, liquidator, custodian or trustee of the Company or any  Material Subsidiary, or of all or any substantial  part of the Property of either, shall be appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief shall be entered with respect to the Company or any Material Subsidiary, or the Company or any Material Subsidiary shall be adjudicated a bankrupt or insolvent; or

         (ii) any of the Property of the Company or any Material Subsidiary shall be sequestered by court order and such order remains in effect for more than thirty (30) days; or

        (iii)    a petition shall be filed against the Company  or
any    Material    Subsidiary    under    any    bankruptcy,
reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing;

          (i) Voluntary Petitions. The Company or any Material Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

          (j)    Assignments for Benefit of Creditors, Etc.   The
Company or a Material Subsidiary shall make an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or a Material Subsidiary or of all or any part of the Property of either; or

          (k)    Undischarged   Final  Judgments.    A   final,
non-appealable, judgment or final, non-appealable, judgments for the payment of money aggregating in excess of Fifty Thousand Dollars ($50,000) is or are outstanding against one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed.

Section 8.2.  Default Remedies.

          (a)    Acceleration on Event of Default.

             (i)    If   any   Event  of  Default specified   in
     Section 8.1(h), Section 8.1(i) or Section 8.1(j) hereof shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and,

            (ii)    If any Event of Default other than  those  in
     Section 8.1(h), Section 8.1(i) or Section 8.1(j) hereof shall exist, the Required Holders may exercise any right, power or remedy permitted to the holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

          (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b) hereof, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to
Section 8.2(a)(ii) hereof, any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such  Notes  shall thereupon become, forthwith  due  and  payable
together   with  all  interest  accrued  thereon,   without   any
presentment, demand, protest or other notice of any kind, all  of
which   are  hereby  expressly  waived,  and  the  Company  shall
forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

          (c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the
Company  in  the  event  that  the  Notes  are  prepaid  or   are
accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          (d) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to
Section 8.2(a)(ii) hereof and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with
Section 8.2(a) and Section 8.2(b) hereof.

          (e) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision hereof, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

Section 8.3. Annulment of Acceleration of Notes. If a declaration is made pursuant to Section 8.2(a)(ii) hereof, then, and in every such case, the Required Holders may, by written instrument filed with the Company within ninety (90) days after such declaration, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

          (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 8.2(a)(ii) hereof) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.6 hereof or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 9. Interpretation of This Agreement.

Section 9.1. Terms Defined. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, a Person (other than a Subsidiary)

          (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company,

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, or

          (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary,

at such time.  As used in this definition,

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement, this" means this Note Purchase Agreement, as it may be amended and restated from time to time.

     "Basket Liens" Section 6.5(a)(ix).

     "Basket Secured Debt" Section 6.5(a)(ix)(A).

     "Bresky Group" means (i) H. Harry Bresky, Otto Bresky, Jr. (brother of H. Harry Bresky) and the estate of Marjorie Shifman (deceased sister of H. Harry Bresky), (ii) spouses, heirs, legatees, lineal descendants, and spouses of lineal descendants, other blood relatives, step-children, adopted children, and/or estates or representatives of estates of H. Harry Bresky, Otto Bresky, Jr. and Marjorie Shifman, (iii) trusts established for the benefit of spouses, lineal descendants and spouses of lineal descendants, other blood relatives, step-children, and/or adopted children of H. Harry Bresky, Otto Bresky, Jr., and Marjorie Shifman and (iv) any person which is directly or indirectly Controlled by a person described in the preceding clauses (i),
(ii) or (iii).

     "Business Day" means a day other than a Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive for such holder's account payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as a lessee under such Capital Lease which would, in accordance in GAAP, appear as a liability on a balance sheet of such Person.

     "Closing Date" Section 1.2(b).

     "Closing Date Subsidiary Debt" Section 6.9(a)(i).

     "Closing Date Subsidiary Debt" shall include any Funded Debt that, directly or indirectly, refinances, renews or extends such Closing Date Subsidiary Debt, provided that the amount of such Funded Debt does not exceed the outstanding amount of such Closing Date Subsidiary Debt being so refinanced, renewed or extended.

     "Combined Subsidiary Funded Debt" means, at any time, the aggregate amount of Subsidiary Funded Debt of all Subsidiaries determined on a combined basis at such time and excluding the aggregate amount of Subsidiary Funded Debt owing to the Company.

     "Company" has the meaning specified in the introductory sentence hereof.

     "Consolidated Adjusted Net Income" means, with reference to any period, the Consolidated Net Income for such period after excluding therefrom the following (to the extent included in the determination thereof): any extraordinary items; any discontinued operations or the disposition thereof; any non-cash charges or credits relating to economic hedging transactions engaged in by, and specifically limited to, the Company's trading and milling group, whether or not constituting hedging activities pursuant to FASB 133; and any non-cash charges or credits relating to currency adjustments on account of, and specifically limited to, the Company's Argentinean sugar Subsidiary, Ingenio Y Refineria San Martin del Tabacal SRL, in each case, as determined by GAAP, where applicable.

     "Consolidated Funded Debt" means, at any time, the amount of Funded Debt of the Company, and the amount of Subsidiary Funded
Debt of all Subsidiaries, determined on a consolidated basis at such time.

     "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including
taxes   on  income),  determined  on  a  consolidated  basis   in
accordance with GAAP.

     "Consolidated Shareholders' Equity" means, at any time,

          (a) the amount of shareholders' equity of the Company and the Subsidiaries (but excluding, without limitation, all Preferred Stock other than perpetual Preferred Stock and, to the extent included therein, minority interest), minus

          (b)    (i)  the  Restricted  Basket  Transfer  Proceeds
     Amount, plus

         (ii)    the Restricted Subsidiary Net Worth Amount,

all determined on a consolidated basis at such time.

     "Consolidated Tangible Net Worth" means, at any time, the amount equal to

          (a)    the sum of

                 (i) the par value or stated value (as the case may be) at such time of all authorized, issued and outstanding capital stock of the Company and the Subsidiaries (excluding capital stock held in treasury), plus (or minus in each case of a deficit),

                (ii) the amount of the paid-in capital and retained earnings at such time of the Company and the Subsidiaries, plus

               (iii)  the  amount  of Unamortized  Tax  Incentive
          Grants and Tax Incentive Financings, plus

                (iv)  the amount of the IRC 447(i) Suspense Account
          Amount,

     minus

          (b)    (i) the net book value (after deducting  related
     depreciation,  obsolescence,  amortization,  valuation   and
     other proper reserves) of all Intangible Assets of the Company and the Subsidiaries, plus

         (ii) the Restricted Basket Transfer Proceeds Amount, plus

        (iii)    the Restricted Subsidiary Net Worth Amount,

all determined on a consolidated basis at such time. As used in this definition,

          "Intangible Assets," with respect to any Person, means the following:

                 (a)    deferred   assets   (including,   without
          limitation, insurance and prepaid taxes), other than prepaid expenses which are refundable;

                 (b)    patents, copyrights, trademarks, trade names,
          service   marks,  brand  names,  franchises,  goodwill,
          experimental expenses and other similar intangibles;

                 (c)    unamortized debt discount and expense; and

                 (d) all other Property which would be considered to be intangible under generally accepted accounting principles.

          "IRC 447(i) Suspense Account Amount" means, at any time, the amount included in deferred tax liabilities on a consolidated balance sheet of the Company and the Subsidiaries prepared in accordance with GAAP at such time in respect of deferred tax liabilities incurred in connection with section 447(i) of the IRC.

          "Unamortized Tax Incentive Grants and Tax Incentive Financings" means, at any time, the amount included in liabilities on a consolidated balance sheet of the Company and the Subsidiaries prepared in accordance with GAAP at such time in respect of all monies granted by political subdivisions as contractual concessions for economic development by the Company or its Subsidiaries in such political subdivisions.

     "Consolidated Total Assets" means, at any time, an amount equal to the net book value (net of related depreciation, obsolescence, amortization, valuation, and other proper reserves) of all assets of the Company and the Subsidiaries minus the amount of minority interest of the Company and the Subsidiaries, determined on a consolidated basis at such time.

     "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Disposition Value" means, at any time, with respect to any Property

           (a) in the case of Property that does not constitute Subsidiary Stock, the net book value thereof at such time, and

           (b) in the case of Property that constitutes Subsidiary Stock, an amount equal to that percentage of the net book value of the assets of the Subsidiary that issued such stock as is equal to the percentage of all of the outstanding Voting Stock of such Subsidiary represented by such Subsidiary Stock (assuming, in the case of Subsidiary Stock that is convertible into such Voting Stock, conversion of such Subsidiary Stock), determined at such time.

     "Distribution" means, in respect of any corporation, association or other business entity, (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest), and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

     "EBITDA" shall mean, with respect to any period, the total of the following calculated without duplication for the Company and its Subsidiaries on a consolidated basis for such period:
(a) Consolidated Adjusted Net Income for such period, less any interest income included in determining Consolidated Adjusted Net Income for such period; plus (b) any provision for (or less any benefit from) income or franchise taxes deducted in determining Consolidated Adjusted Net Income for such period; plus
(c) Interest Charges deducted in determining Consolidated Adjusted Net Income for such period; plus (d) amortization and depreciation expense deducted in determining Consolidated Adjusted Net Income for such period.

     "Environmental  Protection Laws" means any law,  statute  or regulation enacted by any jurisdiction in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "ERISA Affiliate" means any corporation or trade or business that is a member of the same controlled group of corporations as the Company, or is under common control with the Company, in each case within the meaning of section 414(b) or section 414(c) of the IRC.

     "Event of Default" Section 8.1.

     "Exchange  Act"  means the Securities and  Exchange  Act  of
1934, as amended from time to time.

     "Excluded Transfers" Section 6.8(b).

     "Fair Market Value" means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Foreign Pension Plan" means any plan, fund or other similar program

          (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

          (b)    not otherwise subject to ERISA.

     "Funded Debt" means, at any time, with respect to any Person (and without duplication), Indebtedness of such Person having a final maturity of more than one (1) year from such time or that is renewable or extendible at the option of such Person for a period more than one (1) year from the date of determination, and any Synthetic Lease Indebtedness in respect of "synthetic leases" having a remaining term of greater than one year.

     "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     "Governmental Authority" means

         (a)   the government of

               (i) the United States of America and any State or other political subdivision thereof, or

              (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of the Company or any Subsidiary, and

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

         (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

         (b)   to advance or supply funds

                (i) for the purchase or payment of such indebtedness or obligation, or

               (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty, and the amount of the Guaranty is the amount of the direct obligation then outstanding.

     "Indebtedness" with respect to any Person means, without duplication,

          (a) its liabilities for borrowed money (whether or not evidenced by a Security) and its obligations in respect of mandatorily redeemable preferred stock;

          (b) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

          (c) any obligations in respect of any Capital Lease of such Person;

          (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at 8% per annum;

          (e) obligations of such Person in respect of letters of credit or instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money);

          (f) the aggregate net obligation under Swaps of such Person; and

          (g) any Guaranty of such Person of any obligation or liability of another Person.

As used in this definition,

     "Swaps" means, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0). Any such interest rate swap, currency swap or other similar obligation shall not be deemed to be a "Swap" for purposes of this definition if such interest rate swap, currency swap or other similar obligation is entered into (a) to hedge interest rate and/or currency risk of such Person with respect to Indebtedness incurred by such Person in the ordinary course of its business and pursuant to prudent and reasonable business practices that are consistent with the business practices of other companies similarly situated to such Person, (b) to hedge currency risk with respect to any cash payments expected to be received or made by such Person pursuant to a contract entered into by such Person in the ordinary course of business of such Person and pursuant to prudent and reasonable business practices that are consistent with the business practices of other companies similarly situated to such Person or (c) to hedge commodity risk with respect to any commodity held, required to be delivered or anticipated to be received by such Person in the ordinary course of business of such Person and pursuant to prudent and reasonable business practices that are consistent with the business practices of other companies similarly situated to such Person.

     "Interest Charge Coverage Ratio" means, at any time, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to
(b) Interest Charges for such period.

     "Interest Charges" mean, with respect to any period, the total (without duplication) of the following (in each case, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of the Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period; plus (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period less (c) all interest income included in determining Consolidated Net Income for such period."

     "Intergroup Transfer" Section 6.8(c).

     "IRC" means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     "Investment" means any investment, made in cash or by delivery of Property, by the Company or any of its Subsidiaries
(i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property and includes, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it holds or shall have acquired subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed a Lien.

     "Make-Whole Amount" means, with respect to a Note of a series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to a Note of a series, the principal of the Note of such series that is to be prepaid pursuant to Section 4.2 or Section 4.4 or has become or is declared to be immediately due and payable pursuant to Section 8.2, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of a Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of a Note of any series, fifty one-hundredths percent (0.50%) over the yield to maturity implied by
     (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX-1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the remaining life closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the remaining life closest to and less than the Remaining Average Life.

          "Remaining  Average Life" means, with  respect  to  any
     Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the product obtained by multiplying (a) such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such
     Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of a Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.2, Section 4.4 or 8.2.

          "Settlement Date" means, with respect to the Called Principal of a Note of any series, the date on which such Called Principal is to be prepaid pursuant to Section 4.2, or Section 4.4 or has become or is declared to be immediately due and payable pursuant to Section 8.2, as the context requires.

     "Material Adverse Effect" means a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, in the aggregate, or the ability of the Company to perform its obligations set forth herein and in the Notes.

     "Material Subsidiary" means, at any time, a Subsidiary that,

         (a) at any time during the then current fiscal year or the two (2) then preceding fiscal years of the Company, constituted more than three percent (3%) of Consolidated
     Total Assets or Consolidated Shareholders' Equity, or

          (b) accounted for more than three percent (3%) of the revenues or net income of the Company and its consolidated subsidiaries, determined on a consolidated basis, in respect of any one or more of the then preceding twelve (12) fiscal quarters of the Company.

     "Merger Transfer" Section 6.8(d).

     "Multiemployer Plan" means any "multiemployer plan" (as defined in Section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in Section 3 of ERISA).

     "Net Proceeds of Capital Stock" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Subsidiaries during such period, from the sale of all capital stock or other equity interests (other than Redeemable capital stock or other Redeemable equity interests) of the Company and its Subsidiaries, including in such net proceeds: (a) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock or other equity interest, or paid during such period to convert a convertible debt Security to capital stock or other equity interest (but excluding any amount paid to the Company upon issuance of such convertible debt Security), and (b) any amount paid to the Company or any Subsidiary upon issuance of any convertible debt Security issued after January 1, 2003 and thereafter converted to capital stock or other equity interest (other than Redeemable capital stock or other Redeemable equity interests) during such period.

     "Net Transfer Proceeds" means the Fair Market Value of the proceeds (of whatever type) paid or payable to the Company and the Subsidiaries in respect of the Transfer of any of their respective Properties, determined as of the date of the substantial completion of such transfer, net of ordinary and customary expenses incurred by the Company and the Subsidiaries in connection with such Transfer and paid to Persons other than the Company, a Subsidiary or an Affiliate and net of all Indebtedness required by its terms to be paid in connection with such Transfer to any Person other than the Company or a Subsidiary.

     "Note Purchase Agreements" Section 1.2(c).

     "Noteholder Approved Transfer" Section 6.8(g).

     "Notes"  shall have the meaning assigned thereto in  Section 1.1.

     "Offered Prepayment Amount" Section 4.4(a).

     "Ordinary Course Transfer" Section 6.8(a).

     "Other Purchasers" Section 1.2(c).

     "Parent  Corporation"  means Seaboard Flour  Corporation,  a
Delaware corporation, and any successor in interest thereto.

     "PBGC" means the Pension Benefit Guaranty Corporation, and any Person succeeding to the functions of the PBGC.

     "Permitted   Affiliate   Transactions"   shall   mean    the
transactions described in Annex 4 hereto.

     "Permitted Lines of Business" means,

         (a) Meat (including chicken, turkey, beef, lamb and pork), poultry and seafood production and processing,

         (b)   Ocean   transportation  and   related   ground
     transportation and support,

         (c)   Animal feed production and processing,

         (d)   Flour and feed milling,

         (e)   Power production,

         (f)   Commodity merchandising,

         (g)   Baking, and

         (h) Cash and investments held for future use by the Company and the Subsidiaries in connection with any of the aforementioned Permitted Lines of Business.

     "Pension Plan" means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

     "Person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

     "Placement Memorandum" Section 2.1.

     "Preferred Stock" means, with respect to any corporation, capital shares or capital stock of such corporation that are entitled to preference or priority over any other capital shares or capital stock of such corporation in respect of either or both of the payment of dividends or the distribution of assets upon liquidation.

     "Prepayment Transfer" Section 6.8(f).

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Property Disposition Date" Section 6.8(b).

     "Purchase Money Lien" means,

         (a) a Lien on Property (other than accounts receivable and inventory), acquired or constructed by the Company or any Subsidiary, which Lien secures Indebtedness used by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property, provided that

               (i) such Lien shall not extend to or cover any Property other than Property acquired or constructed after the Closing Date with the proceeds of the Indebtedness secured thereby, and shall not secure Indebtedness other than such Indebtedness,

              (ii)    such Lien shall be imposed on such Property
          within   one  hundred  twenty  (120)  days  after   the
          acquisition  thereof  or  the  substantial   completion
          thereof, and

             (iii) such Lien shall secure Indebtedness in an amount not exceeding one hundred percent (100%) of the cost of acquisition or construction of the Property to which such Indebtedness relates, and

         (b) Liens existing on Property of any corporation, partnership or limited liability company at the time it becomes a Subsidiary or merges with or consolidates into the Company or a Subsidiary, and Liens existing on Property acquired by the Company or any Subsidiary that were in existence at the time of such acquisition, provided that

               (i) such Lien shall not extend to or cover any Property other than the Property subject to such Lien at the time of such transaction, and shall not secure Indebtedness other than the Indebtedness secured at the time of such transaction,

              (ii) such Lien shall not secure Indebtedness in an amount exceeding one hundred percent (100%) of the Fair
          Market Value of such Property measured at the time of such transaction, and

             (iii) such Lien shall not have been created in contemplation of any such transaction, and shall not have been created by the Company or a Subsidiary.

     "Purchasers" means the Persons listed as purchasers of Notes on Annex 1 hereto.

     "Redeemable" means, with respect to the capital stock or other equity interest of any Person, each share of such Person's capital stock or other equity interest that is

         (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Indebtedness of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise,
     (ii)  at the option of any Person other than such Person  or
     (iii) upon the occurrence of a condition not solely within the control of such Person; or

         (b) convertible into other Redeemable capital stock or other equity interests.

     "Reinvested Transfer" Section 6.8(e).

     "Required Holders" means, at any time, the holders of at least fifty-one percent (51%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Basket Transfer Proceeds Amount" means, at any time, the net book value of all Restricted Basket Transfer
Proceeds of the Company and the Subsidiaries, determined at such time. As used in this definition,

     "Restricted Basket Transfer Proceeds" means all consideration other than cash, cash equivalents, and marketable securities (including, without limitation, exchange-traded stocks and bonds) received by the Company or any Subsidiary in respect of any Transfer of Property of the Company or any Subsidiary permitted solely by Section 6.8(b) hereof and in which the Fair
Market Value of the aggregate consideration payable for such Transfer and all related Transfers is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000).

     "Restricted Payment" means any Distribution in respect of the Company, including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock (provided (i) any Distribution of common stock of the Company in exchange for capital stock or other equity interests of the Company shall not be a Restricted Payment even if as a result of such exchange treasury stock is created and (ii) any Distribution of common stock of the Company in connection with the Permitted Affiliate Transactions shall not be a Restricted Payment). For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors of the Company) and (y) the net book value thereof on the books of the Company, in each case determined as of the date on which such Restricted Payment is made.

     "Restricted Subsidiary Net Worth Amount" means, at any time, with respect to any Subsidiary, the amount of the shareholders' equity of such Subsidiary that cannot at such time be paid as a dividend on the capital stock of such Subsidiary by virtue of restrictions, direct or indirect, on the payment of such dividends imposed by the terms of any Indebtedness, whether or not such Indebtedness is recourse or non-recourse to such Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" means "security" as defined in section 2(1) of the Securities Act.

     "Senior   Financial  Officer"  means  the  chief   financial
officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior  Officer"  means  the  chairman  of  the  board   of
directors, the president, the comptroller, the treasurer and any vice-president of the Company.

     "Series A Notes" shall have the meaning assigned thereto  in
Section 1.1.

      "Series B Notes" shall have the meaning assigned thereto in
Section 1.1.

      "Series C Notes" shall have the meaning assigned thereto in
Section 1.1.

      "Series D Notes" shall have the meaning assigned thereto in
Section 1.1.

     "Subsidiary" means, as to any Person, any corporation, partnership or limited liability company in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Funded Debt" means, at any time, with respect to any Subsidiary,

         (a)   Funded Debt of such Subsidiary,

         (b)   Preferred Stock of such Subsidiary.

For purposes of determining the amount of Subsidiary Funded Debt at any time, the amount of Subsidiary Funded Debt shall include the amount of the principal of all Indebtedness constituting Subsidiary Funded Debt, the amount of accrued and unpaid interest thereon, the par or stated value of all Preferred Stock constituting Subsidiary Funded Debt, and the amount of declared but unpaid dividends thereon, and any other amounts due in respect of such Indebtedness and Preferred Stock.

     "Subsidiary Stock" means the capital stock of any Subsidiary
(without duplication) and any security exchangeable for, or convertible into, such capital stock.

     "Successor Corporation" Section 6.4.

     "Synthetic Lease Indebtedness" means the present value of all payments due under "synthetic leases," being those leases which are treated as operating leases for accounting purposes but for which the lessee is treated as the owner for federal income tax purposes, having a term (excluding any renewal thereof at the option of the lessee) of more than one year, discounted at the implicit rate, if known, with respect thereto, or, if unknown, at 8% per annum. In making such computation, the following leases and arrangements shall not be included:

          (a) Any other operating leases entered into in the ordinary course of business, including, without limitation, leases for office space, warehouse or other storage space or production facilities; and any other operating leases for any personal property, including, without limitation, motor vehicles, copiers, computer and telephone equipment, office furniture and equipment, production equipment and machinery, and any charters, whether time or voyage, of any vessels, in each such case so long as such operating leases would qualify as conventional operating leases under GAAP and do not constitute synthetic leases, tax retention leases or any other similar off-balance sheet financing arrangements in respect of any of the property described therein;

          (b)    Any leases, contracts, installment purchases  or
     other   arrangements  which  for  accounting  purposes   are
     capitalized and included on the Company's balance sheet as an asset and an accompanying liability; and

          (c)    The  production  facilities  financed  by   the
     synthetic lease programs in existence on the Closing Date, including any renewals or refinancings thereof pursuant to synthetic leases.

     "Transfer" Section 6.8.

     "Transfer Date" Section 4.4(b).

     "Voting Stock" means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or Persons performing similar functions).

     "Wholly-Owned Subsidiaries" means at any time, a Subsidiary all of the capital stock of which, and securities convertible into, exchangeable for, or representing the right to purchase, such capital stock (other than directors' qualifying shares) is owned at such time by any one or more of the Company and the other Wholly-Owned Subsidiaries, free of any Lien.

Section 9.2. Generally Accepted Accounting Principles. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

Section 9.3. Directly or Indirectly. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such
Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

Section  9.4.   Section  Headings  and  Table  of  Contents   and
Construction.

    (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

    (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

Section 9.5. Governing Law. This Agreement and the Notes shall be governed by, and construed and enforced in accordance with, internal New York law.

Section 10.Miscellaneous.

Section 10.1. Communications.

    (a) Method; Address. All communications hereunder or under the Notes shall be in writing, shall be hand delivered, sent by overnight courier, or sent by facsimile transmission (confirmed by delivery by overnight courier sent on the same day as such facsimile transmission) and shall be addressed,

         (i)   if to the Company,

               Seaboard Corporation
               9000 West 67th Street
               Shawnee Mission, KS  66202
               Fax. (913) 676-8976
               Attention: Vice-President - Finance

or at such other address as the Company shall have furnished in writing to all holders of the Notes at the time outstanding, and

        (ii)   if to any of the holders of the Notes,

               (A) if such holders are the Purchasers, at their respective addresses set forth on Annex 1 hereto, and further including any parties referred to on such Annex 1 which are required to receive notices in addition to such holders of the Notes, and

               (B) if such holders are not the Purchasers, at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 6.3 hereof,

or  to  any  such party at such other address as such  party  may
designate   by  notice  duly  given  in  accordance   with   this
Section 10.1 to the Company (which other address shall be entered in such register).

    (b) When Given. Any communication shall be deemed to be received when actually received at the address of the addressee.

Section 10.2. Confidentiality. Any information concerning the Company or any Subsidiary that has been supplied to any holder of Notes by the Company or such Subsidiary and identified in writing by such party as confidential and that is not, at the time supplied to such holder or thereafter, information available to the public shall be treated as confidential by such holder in accordance with the procedures and standards that such holder generally applies to information of a confidential nature. Notwithstanding the foregoing, the Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to:

          (a) such holder's directors or trustees, officers, employees, agents and professional consultants,

          (b)    any other holder of any Note,

          (c) any Person to which such holder offers to sell such Note or any part thereof, provided that such Person first agrees in writing to be subject to the requirements of this Section,

          (d) any federal or state regulatory authority having jurisdiction over such holder, and the National Association of Insurance Commissioners or any similar organization,

          (e)    Standard & Poor's Corporation, Moody's  Investor
     Services,   Inc.,   and  any  other  nationally   recognized
     financial rating service, which is reviewing the credit rating of any holder of Notes, and

          (f) any other Person to which such delivery or disclosure may be necessary or appropriate in compliance with any law, rule, regulation or order applicable to such holder, in response to any subpoena or other legal process, in connection with any litigation to which such holder is a party, or in order to protect such holder's investment in such Note.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 10.2 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 10.2.

Section 10.3. Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation,

          (a) consents, waivers and modifications that may hereafter be executed,

          (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and

          (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes,

may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, microcard, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 10.3 shall prohibit the Company or any holder of Notes from contesting the accuracy or validity of any such reproduction.

Section 10.4. Survival. All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder. The obligations of the Company to make payments to the holders of the Notes in respect of reimbursement of costs, charges, outlays and expenses pursuant hereto shall survive the payment or prepayment of the Notes and the termination hereof.

Section 10.5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

Section 10.6. Amendment and Waiver.

    (a) Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders, provided that no such amendment or waiver of any of the provisions of Section 1 through Section 3 hereof, inclusive, or any defined term used therein, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

          (i) subject to Section 8 hereof, change the amount or time of any prepayment or payment of principal or Make-Whole
     Amount or the rate or time of payment of interest,

         (ii)   amend or waive the provisions of Section 8 hereof,

        (iii)   amend the definition of "Required Holders," or

         (iv)   amend or waive this Section 10.6.

   (b)  Solicitation of Noteholders.

          (i)   Solicitation.  Each  holder   of   the   Notes
     (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable such holder to make an informed decision with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10.6 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

         (ii)   Payment.   The Company shall  not,  directly  or
     indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of
     any   of  the  terms  and  provisions  hereof  unless   such
     remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

        (iii) Scope of Consent. Any consent made pursuant to this Section 10.6 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

      (c)     Binding  Effect.    Except   as    provided    in
Section 10.6(b)(iii) hereof, any amendment or waiver consented to as provided in this Section 10.6 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

      (d)     Expenses.   The  Company  shall  pay  when  billed  the
reasonable expenses (including expenses incurred in connection with inspections made pursuant to Section 7.4 hereof) relating to the consideration, negotiation, preparation or execution of any amendments, waivers, or consents with respect to the provisions hereof, and at any time when the parties hereto are conducting "workout" negotiations, (including, without limitation, the fees of  professional advisors and attorneys and the allocated cost of
your   counsel  who  are  your  employees  or  your   affiliates'
employees), whether or not any such amendments, waivers or consents are executed.

Section 10.7. Payments on Notes.

    (a) Manner of Payment. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 hereto shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to payments as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 5.1 hereof.

   (b) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

    (c) Payments, When Received. Any payment to be made to the holders of, Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 11:00 a.m. (local time of such bank).

Section 10.8. Entire Agreement. This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

Section 10.9. Duplicate Originals, Execution in Counterpart. Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

 [Remainder of page intentionally blank. Next page is signature page.]



     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                Very truly yours,

                                Seaboard Corporation



                                By /s/ Robert Steer
                                   Name:  Robert Steer
                                   Title: Senior Vice President and Chief
                                          Financial Officer




Accepted as of the date first written above:

                                Allstate Life Insurance Company



                                By /s/ Jerry D. Zinkula
                                   Name: Jerry D. Zinkula


                                By /s/ Daniel C. Leimbach
                                   Name: Daniel C. Leimbach
                                         Authorized Signatories



Accepted as of the date first written above:

                                Allstate Life Insurance Company
                                  of New York



                                By /s/ Jerry D. Zinkula
                                   Name: Jerry D. Zinkula


                                By /s/ Daniel C. Leimbach
                                   Name: Daniel C. Leimbach
                                         Authorized Signatories



Accepted as of the date first written above:

                                The Lincoln National Life
                                  Insurance Company

                                By: Delaware Investment
                                    Advisers, a series of
                                    Delaware Management Business
                                    Trust, Attorney-In-Fact



                                    By /s/ Chuck Devereux
                                       Name:  Chuck Devereux
                                       Title: Vice President



Accepted as of the date first written above:

                                Jefferson-Pilot Life Insurance Company



                                By /s/ Robert E. Whalen, II
                                   Name:  Robert E. Whalen, II
                                   Title: Vice President



Accepted as of the date first written above:

                                Massachusetts Mutual Life Insurance Company

                                By: David L. Babson & Company
                                    Inc., as Investment Adviser



                                    By /s/ Elisabeth A. Perenick
                                       Name: Elisabeth A.Perenick
                                       Title:Managing Director



Accepted as of the date first written above:

                                C.M. Life Insurance Company

                                By: David L. Babson & Company
                                    Inc., as Investment Sub-
                                    Adviser



                                    By /s/ Elisabeth A. Perenick
                                       Name: Elisabeth A.Perenick
                                      Title: Managing Director




Accepted as of the date first written above:

                                MassMutual Asia Limited

                                By: David L. Babson & Company
                                    Inc., as Investment Adviser



                                    By /s/ Elisabeth A. Perenick
                                       Name: Elisabeth A.Perenick
                                      Title: Managing Director




Accepted as of the date first written above:

                                Modern Woodmen of America



                                By /s/ C. Ernest Beane
                                   Name:  C. Ernest Beane
                                   Title: General Counsel



Accepted as of the date first written above:

                                Nationwide Life and Annuity Insurance Company



                                By /s/ Mark W. Poeppelman
                                   Name: Mark W. Poeppelman
                                  Title: Associate Vice President




Accepted as of the date first written above:

                                Nationwide Life Insurance Company



                                By /s/ Mark W. Poeppelman
                                  Name:  Mark W. Poeppelman
                                  Title: Associate Vice President





Accepted as of the date first written above:

                                Northwest Farm Credit Services, PCA



                                By /s/ Jim D. Allen
                                   Name: Jim D. Allen
                                  Title: Vice President





Accepted as of the date first written above:

                                The Ohio National Life Insurance Company



                                By /s/ Michael A. Boedeker
                                   Name:  Michael A. Boedeker
                                   Title: Senior Vice President, Investments



Accepted as of the date first written above:

                                Phoenix Life Insurance Company



                                By /s/ Christopher M. Wilkos
                                   Name:  Christopher M. Wilkos
                                   Title: Senior Vice President
                                          Corporate Portfolio Management
                                          Phoenix Life Insurance Company




Accepted as of the date first written above:

                                Security Financial Life Insurance Co.



                                By /s/ Kevin W. Hammond
                                   Name:  Kevin W. Hammond
                                   Title: Vice President Chief Investment
                                   Officer





Accepted as of the date first written above:

                                Woodmen Accident and Life Company



                                By /s/ Victor Weber
                                   Name:  Victor Weber
                                   Title: Director, Securities Investments,
                                          Chief Investment Officer &
                                          Asst. Treasurer